Exhibit 99.1
                                      NEWS RELEASE

FOR IMMEDIATE RELEASE	Investor Contact: Michael Russell, 419.627.2233
https://ir.cedarfair.com	Media Contact: Gary Rhodes, 704.249.6119

CEDAR FAIR ANNOUNCES 2023 THIRD QUARTER RESULTS AND PROVIDES OCTOBER PERFORMANCE UPDATE
SANDUSKY, Ohio (Nov. 2, 2023) -- Cedar Fair Entertainment Company (NYSE: FUN), a leader in regional amusement parks, water parks and immersive entertainment, today announced its financial results for the third quarter ended Sept. 24, 2023. In addition, the Company announced the declaration of a cash distribution of $0.30 per limited partner (LP) unit payable on Dec. 20, 2023, to unitholders of record as of Dec. 6, 2023, consistent with Cedar Fair’s current annualized distribution rate of $1.20 per LP unit.
2023 Third Quarter Highlights
•Net revenues totaled $842 million, a decrease of $1 million from the third quarter of 2022.
•Net income was $215 million, a decrease of $118 million from the third quarter of 2022, the result of a $155 million prior period gain recognized on the sale of the land at California’s Great America.
•Net income margin, calculated as net income divided by net revenues, declined to 25.6% from 39.5% for the third quarter of 2022, and was also the result of the prior period gain on sale of the land at California’s Great America.
•Adjusted EBITDA(1) totaled $388 million, an increase of $27 million, or 7%, from the third quarter of 2022.
•Adjusted EBITDA margin(1) improved 320 basis points to 46.1% from 42.9% for the third quarter of 2022.
•Attendance totaled 12.4 million guests, an increase of 1%, or 129,000 guests, from the third quarter of 2022.
•In-park per capita spending(2) was $61.65, a 2% decrease from the third quarter of 2022, the result of a reassessment of pricing strategies and the recovery of lower priced attendance channels.
•Out-of-park revenues(2) totaled $99 million, representing a $2 million, or 2%, increase from the third quarter of 2022.
October 2023 Highlights
•For the five-week period ended Oct. 29, 2023, preliminary net revenues totaled $226 million, a decrease of $1 million, or less than 1%, from the comparable five-week period in 2022.
•Attendance for the five-week period ended Oct. 29, 2023, totaled 3.3 million guests, an increase of 2%, or 69,000 guests, from October of 2022.
•In-park per capita spending(2) for the five-week period ended Oct. 29, 2023, was $63.15, a 3% decrease from October of 2022.
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR ANNOUNCES 2023 THIRD QUARTER RESULTS AND PROVIDES OCTOBER PERFORMANCE UPDATE
Nov. 2, 2023

•Out-of-park revenues(2) for the five-week period ended Oct. 29, 2023, totaled $21 million, consistent with the comparable period in 2022.

Balance Sheet and Capital Allocation Highlights
•On Sept. 24, 2023, net debt(3) totaled $2.17 billion, calculated as total debt before debt issuance costs of $2.3 billion less cash and cash equivalents of $134 million.
•In the 2023 fourth quarter, Cedar Fair will pay to unitholders a cash distribution of $0.30 per limited partner (LP) unit.
CEO Commentary
“The strength and resiliency of our business model was on full display during our peak attendance and revenue months, as we delivered another strong performance and positioned Cedar Fair for a great finish to 2023,” said Cedar Fair President and CEO Richard A. Zimmerman. “Our rapid recovery during the third quarter, combined with our meaningful cost-saving measures, helped offset attendance and revenue shortfalls experienced earlier in the year and put us back on track to deliver another very strong performance in 2023. The strong demand trends we’ve seen so far in the second half of the year, including in the month of October, give us confidence in our ability to carry our success into 2024.”
“Our efforts to drive more demand with increased advertising and a reassessment of our pricing strategy in several key markets resonated well with consumers, and our popular fall events are once again producing some of our biggest attendance days of the year,” added Zimmerman. “In addition to stimulating attendance levels and topline revenue, our team has been optimizing our cost structure to improve margins. By actively managing our variable operating costs to better align with attendance levels and reassessing our overhead needs, we reduced operating costs in the third quarter resulting in a 300-basis-point improvement in Adjusted EBITDA margin over the third quarter last year. I am grateful for our team’s perseverance through such a challenging season.”
Zimmerman continued, “Today we also announced that we have entered into a definitive agreement to merge with Six Flags to create a leading amusement park operator in North America with the largest portfolio of best-in-class parks and brands. With Six Flags, we will expand our footprint, enhance the resilience of our business model, and bolster our financial profile to drive in-park investments. This transaction will allow us to build on our strategy to transform our park operations and deliver the most entertaining experiences to guests.”
Results for 2023 Third Quarter
Operating days in the third quarter of 2023 totaled 1,091 compared to 1,088 in the third quarter of 2022.
For the third quarter ended Sept. 24, 2023, net revenues totaled $842 million on attendance of 12.4 million guests, compared with net revenues of $843 million on attendance of 12.3 million guests for the third quarter of 2022. The decrease in net revenues reflected the impact of a 2%, or $0.97, decrease in in-park per capita
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR ANNOUNCES 2023 THIRD QUARTER RESULTS AND PROVIDES OCTOBER PERFORMANCE UPDATE
Nov. 2, 2023

spending, to $61.65, offset in part by a 1%, or 0.1 million-visit, increase in attendance and a 2%, or $2 million, increase in out-of-park revenues. The decrease in in-park per capita spending in the third quarter was primarily attributable to lower guest spending on admissions, offset in part by higher levels of guest spending on food and beverage. The decrease in admissions spending reflects the reassessment of pricing strategies and the recovery of lower priced attendance channels during the critical third quarter. The increase in food and beverage spending was driven by an increase in average transaction value, once again underscoring the effectiveness of the Company’s initiatives and ongoing investments in this area.
The Company reported 2023 third quarter operating income of $307 million compared with $442 million in the prior year’s third quarter, which included a $155 million gain recognized on the sale of the land at California’s Great America. Excluding the gain on the land sale, operating income in the third quarter of 2023 increased $20 million, or 7%, compared to the third quarter of 2022. This year-over-year increase reflects the $1 million decrease in net revenues and a $17 million, or 4%, decrease in operating costs and expenses during the period. The decrease in operating costs and expenses reflects a $22 million decrease in operating expenses and a $3 million decrease in cost of goods sold, partially offset by an $8 million increase in SG&A expense. The decrease in operating expenses was driven largely by cost savings initiatives, including meaningful reductions in seasonal labor hours and in-park entertainment costs. The increase in SG&A expense was attributable to higher advertising costs, as well as initial costs associated with the proposed merger with Six Flags.
Depreciation and amortization expense for the third quarter of 2023 totaled $66 million, a decrease of $2 million from the comparable period in 2022. During the period, a loss on impairment/retirement of fixed assets of approximately $2 million was recorded compared with a $4 million loss in the prior-year period.
Interest expense for the third quarter totaled $36 million, a decrease of $1 million compared to the third quarter of 2022, the result of the repayment of the Company’s senior secured term loan facility and related termination of its interest rate swap agreements during the third quarter of 2022. During the quarter, the Company also recognized a $5 million net charge to earnings for foreign currency gains and losses related to the remeasurement of U.S. dollar-denominated notes to the Canadian entity’s functional currency, compared with a $14 million net charge to earnings for the comparable period in 2022.
Accounting for the items above and after a $10 million decrease in provision for taxes driven by the sale of the land at California’s Great America, net income for the 2023 third quarter totaled $215 million, or $4.21 per diluted L.P. unit. This compares with net income of $333 million, or $5.86 per diluted L.P. unit, for the 2022 third quarter.
For the third quarter, Adjusted EBITDA, which management believes is a meaningful measure of the Company’s park-level operating results, totaled $388 million, compared to $362 million for the third quarter of 2022. The
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR ANNOUNCES 2023 THIRD QUARTER RESULTS AND PROVIDES OCTOBER PERFORMANCE UPDATE
Nov. 2, 2023

$27 million, or 7%, increase in Adjusted EBITDA was driven by a decrease in operating costs and expenses, the outcome of cost saving initiatives designed to maximize efficiencies in variable-operating costs and cost of goods sold.
Preliminary Results for Five Weeks Ended Oct. 29, 2023
Based on preliminary results, net revenues for the five-week period ended Oct. 29, 2023, totaled approximately $226 million, which was down less than 1% compared with net revenues for the same five-week period last year. The October revenues reflect a 2%, or 69,000-visit, increase in attendance, consistent out-of-park revenues, and a 3% decrease in in-park guest per capita spending. In total, the Company entertained 3.3 million guests over the five-week period. Operating days for the comparable five-week periods in 2023 and 2022 totaled 183 days and 177 days, respectively.
Balance Sheet and Liquidity Highlights
As of Sept. 24, 2023, the Company’s deferred revenue balance, including non-current deferred revenue, totaled $208 million. This represents an increase of $20 million, or 11%, compared to deferred revenue at the end of the third quarter last year. The increase in the deferred revenue balance was primarily driven by a strong start to fall sales of 2024 season passes and related all-season products.
On Sept. 24, 2023, the Company had cash on hand of $134 million and $280 million available under its revolving credit facility, for total liquidity of $414 million. Net debt on Sept. 24, 2023, was $2.17 billion, calculated as total debt before debt issuance costs of $2.3 billion less cash and cash equivalents of $134 million.
Distribution
Today, the Company announced the Cedar Fair Board of Directors approved a quarterly cash distribution of $0.30 per limited partner (LP) unit, to be paid on Dec. 20, 2023, to unitholders of record on Dec. 6, 2023.
Merger of Equals with Six Flags
In a separate press release issued today, Cedar Fair and Six Flags announced that they have entered into a definitive merger agreement to combine in an all-stock merger of equals transaction. The combined company, with a pro forma enterprise value of approximately $8 billion, will be an industry leading regional amusement park operator with an expanded and diversified footprint, a best-in-class operating model and a strong revenue and cash flow generation profile. The completion of the merger is subject to receipt of the approval of the shareholders of Six Flags, regulatory approvals, and satisfaction of other customary closing conditions. The merger press release can be found on Cedar Fair’s investor website at https://ir.cedarfair.com.

Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR ANNOUNCES 2023 THIRD QUARTER RESULTS AND PROVIDES OCTOBER PERFORMANCE UPDATE
Nov. 2, 2023

Conference Call
In light of the agreement announced in the separate merger press release issued today, Cedar Fair, L.P. (NYSE: FUN) and Six Flags Entertainment Corporation (NYSE: SIX) will host a conference call from 8:30-9:30 a.m. ET today, Nov. 2, 2023, to further discuss today’s merger release and review Cedar Fair and Six Flags’ third quarter 2023 results. This is a change from the previously scheduled call time of 10:00 a.m. ET. Participants on the call will include Six Flags President and CEO Selim Bassoul, Cedar Fair President and CEO Richard Zimmerman, Cedar Fair Executive Vice President and CFO Brian Witherow, and Six Flags CFO Gary Mick.
Investors and all other interested parties can access a live, listen-only audio webcast of the call on the Cedar Fair Investors website at https://ir.cedarfair.com under the tabs Investor Information / Events & Presentations / Upcoming Events or at https://investors.sixflags.com under the tabs News & Events / Events, Presentations & Company Announcements / Upcoming Events. Those unable to listen to the live webcast can access a recorded version of the call on either company’s investor website Past Events, shortly after the live call’s conclusion.
A replay of the call is also available by phone starting at approximately noon ET on Thursday, Nov. 2, 2023, until noon ET, Thursday, Nov. 9, 2023. To access the phone replay, please dial (929) 458-6194 or (866) 813-9403, followed by the Conference ID: 830378.
(1) Adjusted EBITDA and Adjusted EBITDA margin are not measurements computed in accordance with generally accepted accounting principles (GAAP). For additional information regarding Adjusted EBITDA and Adjusted EBITDA margin, including how the Company defines and uses Adjusted EBITDA and Adjusted EBITDA margin, see the attached reconciliation table and related footnotes.
(2) In-park per capita spending and out-of-park revenues are non-GAAP financial measures. See the attached reconciliation table and related footnote for the calculation of in-park per capita spending and out-of-park revenues. These metrics are used by management as major factors in significant operational decisions as they are primary drivers of our financial and operational performance, measuring demand, pricing, and consumer behavior.
(3) Net debt is a non-GAAP financial measure. See the attached reconciliation table and related footnote for the calculation of net debt. Management uses this measure to monitor leverage and believes it is meaningful for this purpose.

About Cedar Fair
Cedar Fair Entertainment Company (NYSE: FUN), one of the largest regional amusement-resort operators in the world, is a publicly traded partnership headquartered in Sandusky, Ohio. Focused on its mission to make people happy by providing fun, immersive, and memorable experiences, the Company owns and operates 13 properties, consisting of 11 amusement parks, four separately gated outdoor water parks, and resort accommodations totaling more than 2,300 rooms and more than 600 luxury RV sites. Cedar Fair’s parks are located in Ohio, California, North Carolina, South Carolina, Virginia, Pennsylvania, Minnesota, Missouri, Michigan, Texas and Toronto, Ontario.

Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR ANNOUNCES 2023 THIRD QUARTER RESULTS AND PROVIDES OCTOBER PERFORMANCE UPDATE
Nov. 2, 2023

Qualified Notice
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0 percent) of Cedar Fair, L.P.’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Cedar Fair’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
Forward-Looking Statements
Some of the statements contained in this news release that are not historical in nature constitute “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements as to the Company's expectations, beliefs, goals, and strategies regarding the future. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Words such as “anticipate,” “believe,” “create,” “expect,” “future,” “guidance,” “intend,” “plan,” “potential,” “seek,” “target,” “synergies,” “will,” “would,” similar expressions, and variations or negatives of these words identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about performance expectations and the consummation of the proposed transaction and the anticipated benefits thereof. These forward-looking statements may involve current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct, that the Company's growth and operational strategies will achieve the target results, that the proposed transaction will close or that the Company will realize the anticipated benefits thereof. Important risk factors that may cause such a difference and could adversely affect attendance at our parks, our future financial performance, our growth strategies and/or the proposed transaction, and could cause actual results to differ materially from our expectations or otherwise to fluctuate or decrease, include, but are not limited to: general economic conditions; the impacts of public health concerns; adverse weather conditions; competition for consumer leisure time and spending; unanticipated construction delays; changes in the Company’s capital investment plans and projects; the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction and Six Flags stockholder approval; anticipated tax treatment, unforeseen liabilities,
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR ANNOUNCES 2023 THIRD QUARTER RESULTS AND PROVIDES OCTOBER PERFORMANCE UPDATE
Nov. 2, 2023

future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations and other conditions to the completion of the proposed transaction, including the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Cedar Fair, Six Flags or their respective directors and others following announcement of the merger agreement and proposed transaction; the inability to consummate the transaction due to the failure to satisfy other conditions to complete the transaction; risks that the proposed transaction disrupts and/or harms current plans and operations of Cedar Fair or Six Flags, including that management’s time and attention will be diverted on transaction-related issues; the amount of the costs, fees, expenses and charges related to the transaction, including the possibility that the transaction may be more expensive to complete than anticipated; the ability of Cedar Fair and Six Flags to successfully integrate their businesses and to achieve anticipated synergies and value creation; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; legislative, regulatory and economic developments and changes in laws, regulations, and policies affecting Cedar Fair and Six Flags; potential business uncertainty, including the outcome of commercial negotiations and changes to existing business relationships during the pendency of the proposed transaction that could affect Cedar Fair’s and/or Six Flags’ financial performance and operating results; acts of terrorism or outbreak of war, hostilities, civil unrest, and other political or security disturbances; the impacts of pandemics or other public health crises, including the effects of government responses on people and economies; risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction; other factors discussed from time to time by the Company in its reports filed with the Securities and Exchange Commission (the “SEC”); and those risks that will be described in the registration statement on Form S-4 and the accompanying proxy statement/prospectus. Additional information on risk factors that may affect the business and financial results of the Company can be found in the Company's Annual Report on Form 10-K and in the filings of the Company made from time to time with the SEC.
These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the registration statement on Form S-4 that will be filed by CopperSteel HoldCo, Inc. (“HoldCo”) with the SEC in connection with the proposed transaction, which will contain a prospectus relating to the issuance of HoldCo securities in the proposed transaction and a proxy statement relating to the special meeting of the stockholders of Six Flags. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR ANNOUNCES 2023 THIRD QUARTER RESULTS AND PROVIDES OCTOBER PERFORMANCE UPDATE
Nov. 2, 2023

the realization of forward-looking statements. The ability of Cedar Fair or Six Flags to achieve the goals for the proposed transaction may also be affected by our ability to manage the factors identified above. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes and actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether a result of new information, future events, information, circumstances or otherwise that arise after the publication of this document.
Important Information about the Transaction and Where to Find It
In connection with the proposed transaction, Cedar Fair and Six Flags will cause HoldCo to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Six Flags and a prospectus of HoldCo. After the registration statement has been declared effective, a definitive proxy statement/prospectus will be mailed to stockholders of Six Flags. Cedar Fair, Six Flags and HoldCo may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the registration statement, proxy statement/prospectus or any other document that Cedar Fair, Six Flags or HoldCo (as applicable) may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING AND/OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF CEDAR FAIR AND SIX FLAGS ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS (WHEN THEY BECOME AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus (when they become available), as each may be amended from time to time, as well as other filings containing important information about Cedar Fair or Six Flags, without charge at the SEC’s Internet website (http://www.sec.gov). Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Cedar Fair, Six Flags and HoldCo through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of Cedar Fair or Six Flags at the following:

Cedar Fair
Investor Contact: Michael Russell, 419.627.2233
Media Contact: Gary Rhodes, 704.249.6119
Alternate Media Contact: Andrew Siegel / Lucas Pers, Joele Frank, 212.355.4449

Six Flags
Evan Bertrand
Vice President, Investor Relations and Treasurer
+1-972-595-5180
investorrelations@sftp.com

The information included on, or accessible through, Cedar Fair’s or Six Flags’ website is not incorporated by reference into this communication.

Participants in the Solicitation

Cedar Fair, Six Flags, HoldCo and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Six Flags stockholders in respect of the proposed transaction. Information regarding Cedar Fair’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Cedar Fair’s Form 10-K for the year ended December
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR ANNOUNCES 2023 THIRD QUARTER RESULTS AND PROVIDES OCTOBER PERFORMANCE UPDATE
Nov. 2, 2023

31, 2022 filed with the SEC on February 17, 2023 and its proxy statement filed with the SEC on April 13, 2023, and subsequent statements of changes in beneficial ownership on file with the SEC. Information regarding Six Flags’ directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Six Flags’ Form 10-K for the year ended January 1, 2023 filed with the SEC on March 7, 2023 and its proxy statement filed with the SEC on March 28, 2023, and subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC when they become available.

No Offer or Solicitation

This communication is for informational purposes and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This news release and prior releases are available under the News tab at https://ir.cedarfair.com
- more -
(financial tables follow)
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR ANNOUNCES 2023 THIRD QUARTER RESULTS AND PROVIDES OCTOBER PERFORMANCE UPDATE
Nov. 2, 2023

CEDAR FAIR, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	Three months ended		Nine months ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
Net revenues:
Admissions	$417,923	$425,616	$700,001	$728,546
Food, merchandise and games	281,546	272,940	493,274	486,808
Accommodations, extra-charge products and other	142,540	144,507	234,270	236,035
	842,009	843,063	1,427,545	1,451,389
Costs and expenses:
Cost of food, merchandise, and games revenues	70,072	73,072	129,085	133,058
Operating expenses	301,473	323,441	671,223	675,712
Selling, general and administrative	95,885	88,160	209,398	194,547
Depreciation and amortization	65,936	67,805	127,711	126,441
Loss on impairment / retirement of fixed assets, net	2,018	3,632	12,779	6,379
Gain on sale of land	—	(155,251)	—	(155,251)
	535,384	400,859	1,150,196	980,886
Operating income	306,625	442,204	277,349	470,503
Interest expense	36,125	37,049	105,620	115,386
Net effect of swaps	—	(3,700)	—	(25,641)
Loss on early debt extinguishment	—	1,810	—	1,810
Loss (gain) on foreign currency	5,071	14,376	(1,613)	24,236
Other income	(738)	(1,532)	(1,416)	(1,975)
Income before taxes	266,167	394,201	174,758	356,687
Provision for taxes	50,673	61,151	40,246	61,374
Net income	215,494	333,050	134,512	295,313
Net income allocated to general partner	2	3	1	3
Net income allocated to limited partners	$215,492	$333,047	$134,511	$295,310
Net income margin(1)	25.6%	39.5%	9.4%	20.3%
(1)    Net income margin is calculated as net income divided by net revenues.

CEDAR FAIR, L.P.
UNAUDITED BALANCE SHEET DATA
(In thousands)

	September 24, 2023	September 25, 2022
Cash and cash equivalents	$134,394	$288,380
Total assets	$2,318,603	$2,414,456
Long-term debt, including current maturities:
Notes	$2,272,961	$2,265,490
	$2,272,961	$2,265,490
Total partners' deficit	$(565,769)	$(470,787)

Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR ANNOUNCES 2023 THIRD QUARTER RESULTS AND PROVIDES OCTOBER PERFORMANCE UPDATE
Nov. 2, 2023

CEDAR FAIR, L.P.
RECONCILIATION OF ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(In thousands)

	Three months ended		Nine months ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
Net income	$215,494	$333,050	$134,512	$295,313
Interest expense	36,125	37,049	105,620	115,386
Interest income	(829)	(1,562)	(1,521)	(2,113)
Provision for taxes	50,673	61,151	40,246	61,374
Depreciation and amortization	65,936	67,805	127,711	126,441
EBITDA	367,399	497,493	406,568	596,401
Loss on early debt extinguishment	—	1,810	—	1,810
Net effect of swaps	—	(3,700)	—	(25,641)
Non-cash foreign currency loss (gain)	5,460	14,369	(1,674)	24,217
Non-cash equity compensation expense	8,221	3,204	15,841	15,087
Loss on impairment / retirement of fixed assets, net	2,018	3,632	12,779	6,379
Gain on sale of land	—	(155,251)	—	(155,251)
Costs related to proposed merger (1)	5,012	—	5,012	—
Other (2)	385	428	284	1,120
Adjusted EBITDA (3)	$388,495	$361,985	$438,810	$464,122
Adjusted EBITDA margin (4)	46.1%	42.9%	30.7%	32.0%

(1)    Consists of third-party consulting costs related to the proposed merger with Six Flags. These costs are excluded from the calculation of Adjusted EBITDA as defined in the Company's current and prior credit agreements.

(2)    Consists of certain costs as defined in the Company's current and prior credit agreements. These items are excluded from the calculation of Adjusted EBITDA and have included certain legal expenses, severance and related benefits and contract termination costs. This balance also includes unrealized gains and losses on short-term investments.

(3)    Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, other non-cash items, and adjustments as defined in the Company's current and prior credit agreements. The Company believes Adjusted EBITDA is a meaningful measure as it is widely used by analysts, investors and comparable companies in the industry to evaluate operating performance on a consistent basis, as well as more easily compare the Company's results with those of other companies in the industry. Further, management believes Adjusted EBITDA is a meaningful measure of park-level operating profitability and uses it for measuring returns on capital investments, evaluating potential acquisitions, determining awards under incentive compensation plans, and calculating compliance with certain loan covenants. Adjusted EBITDA is provided as a supplemental measure of our operating results and is not intended to be a substitute for operating income, net income or cash flows from operating activities as defined under generally accepted accounting principles. In addition, Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(4)    Adjusted EBITDA margin (Adjusted EBITDA divided by net revenues) is not a measurement computed in accordance with GAAP and may not be comparable to similarly titled measures of other companies. The Company believes Adjusted EBITDA margin is a meaningful metric of operating profitability.

CEDAR FAIR, L.P.
CALCULATION OF NET DEBT
(In thousands)

September 24, 2023
Long-term debt, including current maturities	$2,272,961
Plus: Debt issuance costs and original issue discount	27,039
Less: Cash and cash equivalents	(134,394)
Net Debt (1)	$2,165,606
(1)    Net Debt is a non-GAAP financial measure used by the Company and investors to monitor leverage. The measure may not be comparable to similarly titled measures of other companies.
Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233

CEDAR FAIR ANNOUNCES 2023 THIRD QUARTER RESULTS AND PROVIDES OCTOBER PERFORMANCE UPDATE
Nov. 2, 2023

CEDAR FAIR, L.P.
KEY OPERATIONAL MEASURES
(In thousands, except per capita and operating day amounts)

	Three months ended		Nine months ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
Attendance	12,433	12,304	20,889	21,603
In-park per capita spending (1)	$61.65	$62.62	$61.73	$61.24
Out-of-park revenues (1)	$99,024	$97,302	$180,732	$173,416
Operating days	1,091	1,088	1,988	1,926
(1)    In-park per capita spending is calculated as revenues generated within our amusement parks and separately gated outdoor water parks along with related parking revenues (in-park revenues), divided by total attendance. Out-of-park revenues are defined as revenues from resort, out-of-park food and retail locations, online transaction fees charged to customers, sponsorships and all other out-of-park operations. In-park revenues, in-park per capita spending and out-of-park revenues are non-GAAP measures. These metrics are used by management as major factors in significant operational decisions as they are primary drivers of our financial and operational performance, measuring demand, pricing, and consumer behavior. A reconciliation of in-park revenues and out-of-park revenues to net revenues for the periods presented is as follows:

	Three months ended		Nine months ended
(In thousands)	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
In-park revenues	$766,503	$770,428	$1,289,357	$1,322,950
Out-of-park revenues	99,024	97,302	180,732	173,416
Concessionaire remittance	(23,518)	(24,667)	(42,544)	(44,977)
Net revenues	$842,009	$843,063	$1,427,545	$1,451,389
For the five week periods ended October 29, 2023 and October 30, 2022, preliminary concessionaire remittance totaled approximately $5 million in each period.

Cedar Fair Entertainment Company - One Cedar Point Drive, Sandusky, Ohio 44870 419.627.2233